FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): November 17, 2008

SANSWIRE CORP.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-23532	88-0292161
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

101 NE 3rd Ave., Fort Lauderdale, FL		33301
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: 954-332-3759

     Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d- 2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e- 4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On November 17, 2008, the Company entered into a subscription agreement (the “Subscription Agreement”) with International Legal Consultants, a sole proprietorship (“ILC”). Pursuant to the Subscription Agreement, the Company issued and sold to ILC, for a purchase price of €100,000 (approximately $128,509), 1,223,895 shares of the Company’s common stock (the “ILC Common Shares”), two-year warrants to purchase 611,948 shares of the Company’s common stock at an exercise price of $0.21 (the “ILC $0.21 Warrants”), and two-year warrants to purchase 611,948 shares of the Company’s common stock at an exercise price of $0.315 (the “ILC $0.315 Warrants”, and collectively with the ILC $0.21 Warrants, the “ILC Warrants”). Pursuant to the Subscription Agreement, the purchase price from the issuance will be applied towards the continued funding of Sanswire-TAO, the Company’s joint venture with TAO Technologies GmbH, pursuant to the Company’s June 3, 2008 agreement.

Pursuant to the Subscription Agreement, the Company agreed to file a registration statement registering the ILC Common Shares and the shares of common stock underlying the ILC Warrants with the SEC as soon as possible once the Company is current with its financial statements.

In connection with the issuance of the shares of common stock and warrants pursuant to the Subscription Agreements, the Company relied upon the exemption from securities registration afforded by Regulation D as promulgated by the SEC under the Securities Act of 1933, as amended (the “Securities Act”) and/or Section 4(2) of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, and transfer of the securities was restricted in accordance with the requirements of the Securities Act.

ITEM 3.02    UNREGISTERED SALES OF EQUITY SECURITIES

See Item 1.01.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS

Exhibit Number	Description

4.1	Subscription Agreement between the Company and International Legal Consultants
4.2	Class A Warrant
4.3	Class B Warrant

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Sanswire Corp.

Dated: December 8, 2008	By: /s/ Jonathan Leinwand
Jonathan Leinwand
Chief Executive Officer

EXHIBIT INDEX

Number	Description

4.1	Subscription Agreement between the Company and International Legal Consultants
4.2	Class A Warrant
4.3	Class B Warrant